Exhibit 99.1

News Release

General Inquiries: (713) 783-8000
www.sanchezenergycorp.com

Sanchez Energy Announces First Quarter 2016 Operating Results

Achieving Well Costs of Approximately $3.0 Million as 56.5 MBOE/D of Production Exceeds Guidance

HOUSTON—(Marketwired)—April 20, 2016—Sanchez Energy Corporation (NYSE: SN) (“Sanchez Energy” or the “Company”), today announced operating results for the first quarter 2016.  Highlights include:

•            Process improvements and efficiency gains continue to drive savings in Sanchez Energy’s average well costs, with some wells coming in at approximately $3.0 million during the first quarter 2016

•            Production of 5.1 million barrels of oil equivalent reported by Sanchez Energy for average production of approximately 56,500 barrels of oil equivalent per day (“BOE/D”) during the first quarter 2016

•            Better than expected production during the first quarter 2016 realized after strong early results in South-Central Catarina, as well as continued strength in Sanchez Energy’s base production

•            The Carnero Pipeline, constructed by Sanchez Energy’s joint venture with a subsidiary of Targa Resources Corp. (NYSE: TRGP) (“Targa”), went in-service in March 2016 and now transports the majority of Catarina gas volumes to a cryogenic gas plant owned by the joint venture

MANAGEMENT COMMENTS

“We continue to build on our strong operating performance in 2016,” said Tony Sanchez, III, Chief Executive Officer of Sanchez Energy. “During the first quarter, we once again achieved excellent production results and, at approximately 56,500 BOE/D, exceeded the high end of our guidance by over 8.5%.  Process improvements and efficiency gains continue to result in reductions in our average well costs, with some wells coming in at approximately $3.0 million during the first quarter 2016.  With these results, we believe we are now drilling and completing wells at some of the lowest cost levels reported in unconventional oil and gas development. Importantly, the combination of strong production and lower costs has allowed us to achieve positive returns on our capital program, even in today’s more challenging commodity price environment, which provides us with a key competitive advantage relative to our peers.  As previously noted, nearly all of our recent well cost reductions are attributable to process and design improvements and are expected to be sustainable, even in a rising commodity price environment.”

“At Catarina, we continue to shift our focus to the South-Central region of the ranch, which is proving to be a more productive area of development than we originally anticipated.  During the first quarter 2016, we brought 11 new development wells on-line in South-Central Catarina.  Early results from these wells have confirmed our geologic interpretation and are significantly exceeding results seen in the Western region of Catarina, which was the primary reason we successfully exceeded production guidance this quarter.  We continue to optimize our artificial lift program at Catarina through investment in widespread automation and advanced well surveillance at the ranch.  Our enhanced well design and maintenance programs have also resulted in reduced failure rates and better plant run times, resulting in lower down-time.”

“With respect to our midstream strategy, the Carnero Pipeline constructed by our joint venture with Targa went in-service in March 2016 and now transports the majority of Catarina gas volumes to a cryogenic gas plant owned by the joint venture.  The joint venture continues construction of a new cryogenic natural gas processing plan in La Salle County, Texas.  Once complete, the project is expected to provide a path to improved yields, lower processing fees, and significant marketing benefits to Sanchez Energy.”

OPERATIONS UPDATE

During the first quarter of 2016, the Company spud 19 gross (19 net) wells, and completed 19 gross (17 net) wells.

Drilling and completion costs at Catarina during the first quarter 2016 averaged approximately $3.3 million per well and continue to trend downward, with some wells coming in at approximately $3.0 million during the quarter.  At Cotulla, well costs during the first quarter 2016 averaged approximately $3.4 million per well, with recent results also coming in at approximately $3.0 million per well.

At Catarina, drilling durations (spud to total depth) are now consistently coming in at approximately eight days per well.  Similarly, at Cotulla, drilling durations have continued to decline, with recent wells coming in at approximately six days per well.

During the first quarter 2016, the Company brought 11 wells on-line in South-Central Catarina.  While the wells are still in the early stages of flowback, rates and pressures have performed in line with expectations.  At Cotulla, the Company brought four wells on-line at the end of the first quarter 2016.  The wells are still in the early stages of flowback, but are performing in line with expectations.  The Company expects to bring two additional wells on-line at Cotulla during the second quarter 2016.

The Company is currently running two rigs and expects to reduce drilling operations to one rig by the end of the second quarter 2016.  In accordance with the Company’s 2016 capital plan, approximately 70% of 2016 capital spending is expected during the first half of the year.

As of March 31, 2016, the Company had 640 gross (522 net) producing wells with 17 gross (15.5 net) wells in various stages of completion, as detailed in the following table:

Project Area	Gross Producing Wells	Gross Wells Waiting/ Undergoing Completion
Catarina	298	11
Marquis	103	—
Cotulla / Wycross	149	3
Palmetto	76	3
TMS / Other	14	—
Total	640	17

PRODUCTION UPDATE

The Company’s estimated total production for the first quarter 2016 was approximately 56,500 BOE/D, which represents an increase of approximately 25% over first quarter 2015 production.  The Company’s first quarter 2016 production exceeded the high end of the Company’s production guidance for the quarter, which ranged from 48,000 to 52,000 BOE/D, by over 8.5%. The Company’s production mix during the first quarter of 2016 consisted of approximately 32% oil, 35% natural gas, and 33% natural gas liquids (“NGLs”).  Total production volumes are summarized in the following table:

	Q1 2016	Q1 2015	% Change	Q1 2016	Q4 2015	% Change
Total Production Volumes
Oil (Mbbl)	1,639	1,784	-8%	1,639	1,793	-9%
Gas (Mmcf)	10,895	6,992	56%	10,895	11,377	-4%
NGL (Mbbl)	1,689	1,121	51%	1,689	1,657	2%
Total (MBOE)	5,144	4,070	26%	5,144	5,347	-4%

Average Daily Production Volumes
Oil (Bbl/day)	18,015	19,817	-9%	18,015	19,488	-8%
Gas (Mcf/day)	119,722	77,684	54%	119,722	123,665	-3%
NGL (Bbl/day)	18,558	12,453	49%	18,558	18,016	3%
Total BOE/Day	56,526	45,217	25%	56,526	58,115	-3%

ABOUT SANCHEZ ENERGY CORPORATION

Sanchez Energy Corporation is an independent exploration and production company focused on the acquisition and development of unconventional oil and natural gas resources in the onshore U.S. Gulf Coast, with a current focus on the Eagle Ford Shale in South Texas where we have assembled approximately 200,000 net acres, and the Tuscaloosa Marine Shale. For more information about Sanchez Energy Corporation, please visit our website:  www.sanchezenergycorp.com.

FORWARD LOOKING STATEMENTS

This press release contains, and our officers and representatives may from time to time make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Sanchez Energy expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements relating to estimates of our future production, revenues, operational and commercial benefits of the joint venture with Targa, our strategy and plans, our view of the market, and our well drilling plans.  These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model,” “strategy,” “future,” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Sanchez Energy, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including, but not limited to failure of acquired assets to produce as anticipated, failure or delays on the part of our joint venture partners, failure to continue to produce oil and gas at historical rates, costs of operations, delays, and any other difficulties related to producing oil or gas, the price of oil or gas, marketing and sales of produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions and the ability to manage our growth, our expectations regarding our future liquidity, our expectations regarding the results of our efforts to improve the efficiency of our operations to reduce our costs and other factors described in Sanchez Energy’s most recent Annual Report on Form 10-K and any updates to those risk factors set forth in Sanchez Energy’s Quarterly Reports on Form 10-Q.  Further information on such assumptions, risks and uncertainties is available in Sanchez Energy’s filings with the U.S. Securities and Exchange Commission (the “SEC”).  Sanchez Energy’s filings with the SEC are available on our website at www.sanchezenergycorp.com and on the SEC’s website at www.sec.gov.  In light of these risks, uncertainties and assumptions, the events anticipated by Sanchez Energy’s forward-looking statements may not occur, and, if any of such events do occur, Sanchez Energy may not have correctly anticipated the timing of their occurrence or the extent of their impact on its actual results.  Accordingly, you should not place any undue reliance on any of Sanchez Energy’s forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made and Sanchez Energy undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company contact:

Garrick (Rick) Hill

Interim Chief Financial Officer

(877) 847-0009